Exhibit 10.2

VH Willows Townhomes, LLC

$2,985,000.00

January 28, 2022

COMMERCIAL PROMISSORY NOTE

FOR VALUE RECEIVED, the undersigned, VH Willows Townhomes, LLC a Delaware Limited Liability Company having an address at 2493 NE Laurel Court, Issaquah, WA 98029 (the “Maker”), promises to pay to the order of Lima One Capital, LLC, a Georgia Limited Liability Company at its principal place of business at 201 East McBee Avenue Suite 300, Greenville, SC, 29601 (“Lender”), or to the order of such other payee or at such other place as may be later designated by Lender or any subsequent holder hereof, the principal amount two million nine hundred and eighty-five thousand and 00/100 ($2,985,000.00) principal amount of this Note, together with applicable accrued interest on any such; together with all taxes assessed upon this Note; and together with any costs, expenses and reasonable attorneys’ fees incurred in the collection of this Note or in protecting, maintaining or enforcing its security interest or any security instrument securing this Note, or upon any litigation or controversy affecting this Note or the security given therefor, including, without limitation, proceedings under the Federal Bankruptcy Code.

1. Payments. Principal and interest hereunder shall be payable as follows:

a. Interim interest on this Note shall accrue at the rate of seven and fifty hundredths of a percent (7.500% ) per annum on the principal amount of this Note for the period from the date hereof to and including 31st day of January, 2022, said interest being due and payable at the closing of the loan. Said interest will be calculated on the basis of a 360-day year by the actual number of days still to elapse during this calendar month of origination.

b. The rate of interest of this Note shall be fixed at seven and fifty hundredths of a percent (7.500% ) per annum on the principal amount of this Note, which shall remain effective until any Event of Default (as defined herein below). Except as otherwise provided in the above Section 1(a) in regards to interim interest, interest for each and every monthly payment during the term of this Note will be calculated on the basis of a 360-day year consisting of twelve months of thirty days each (“30/360 Basis”).

c. Beginning on March 10, 2022, and continuing on the tenth day of each and every month thereafter through and including the payment due on February 10, 2023, Maker is required hereunder to make monthly payments of interest only, in arrears, up to the amount of eighteen thousand six hundred and fifty-six and 25/100 Dollars ($18,656.25), or in accordance with the calculation parameters set forth in the above Section 1(b).

d. If not sooner paid, the entire principal amount of this Note, together with outstanding accrued interest and with all other sums due hereunder, shall be due and payable in full on March 1, 2023 (the “Maturity Date”). It is understood and agreed by Maker that if sufficient prepayments of principal have not been made, a balloon payment of principal will be due on the Maturity Date.

e. All payments received will be credited first to any costs, fees or charges hereunder, then to interest accrued at the applicable interest rate as set forth herein, with the balance on account of principal.

2. Advances. All advances made hereunder will be made in accordance with the terms of the Loan Agreement of even date herewith.

3. Security. This Note is secured by a first priority Deed of Trust, Securing Future Advances, or similar security instrument, (the “Deed of Trust”) on that certain piece or parcel of real property described in SCHEDULE A, and being more specifically described in said Deed of Trust.

4. Default. If any of the following events occur (which is an “Event of Default”), Lender, and subsequent holder hereof, may declare the entire outstanding principal balance hereof, together with any other amounts that Maker owes to Lender, to be immediately due and payable:

a. Maker fails to pay any installment of principal and/or interest or any other charges due under this Note within ten (10) days after the same becomes due and payable;

b. Maker defaults in any other obligations, liabilities or indebtedness with Lender, and subsequent holder hereof (whether now existing or hereafter arising);

c. Maker sells, leases or otherwise disposes of all or substantially all of its property, assets or business, or if Maker ceases any of its business operations, dissolves or commences reorganization;

d. Maker makes or takes any action to make a general assignment for the benefit of its creditors or becomes insolvent or has a receiver, custodian, trustee in Bankruptcy or conservator appointed for it or for substantially all or any of its assets;

e. Maker files or becomes the subject of a petition in Bankruptcy or upon the commencement of any proceeding or action under any Bankruptcy laws, insolvency laws, relief of debtors laws or any other similar law affecting Maker, provided, however, that Maker shall have sixty (60) days from the filing of any involuntary petition in Bankruptcy to have the same discharged and dismissed;

f. At no time shall the interest rate exceed the maximum rate permitted by the usury statutes governing this Note, if any. If, by application of the above interest rate formula, the interest rate would exceed and violate such usury statutes, interest shall accrue at the maximum rate permitted by law;

g. Upon the failure by Maker to observe or perform, or upon default in, any covenants, agreements or provisions in the Deed of Trust, Loan Agreement or in any other instrument, document or agreement, executed and/or delivered in connection herewith or therewith;

h. If any representation or statement made herein or any other representation or statement made or furnished to Lender, or subsequent holder hereof, by Maker is determined, in the sole reasonable discretion of Lender, or subsequent holder hereof, to be materially incorrect or misleading at the time it was made or furnished;

i. In the event of any material adverse change in the financial condition of Maker or any guarantor, surety or endorser of this Note; or

j. Upon the death of any guarantor, surety or endorser of this Note.

5. Default Rate. After the occurrence of an Event of Default, interest will accrue at the lesser of (i) eighteen percent (18%) per annum (the “Default Rate”) or (ii) the Maximum Rate (as set forth herein below). Interest will continue to accrue at the Default Rate / Maximum Rate until all defaults are cured to the reasonable satisfaction of Lender, or subsequent holder hereof, and/or this Note is paid in full.

6. Extension Option. Upon Maker’s request, Lender shall have the option to extend the Loan Maturity Date two times, each for a three (3)-month period (such option, the “Extension Option”) on written irrevocable notice to Lender given not earlier than 90, but not prior to 45 days, before the then Loan Maturity Date (such notice, the “Extension Option Notice”); provided the following conditions are satisfied (1) no Event of Default (whether or not the Loan has been accelerated) and no event which with the passage of time and/or the giving of notice would constitute a default hereunder or under any other Loan Documents shall have occurred, (2) each representation and warranty set forth in the Loan Documents shall continue to be true and correct as if then made, (3) unless waived by Lender a new appraisal of the Mortgaged Properties indicated an “as is” Loan to Value of less than 75% (the “Option LTV”) and (4) Maker includes 1% of the Loan amount (the “Extension Fee) as an extension fee to Lender for each Extension Option in immediate available funds plus all appraisal and other Lender’s documented costs (collectively, the “Extension Costs”) together with each Extension Option Notice. Maker acknowledges and agrees that the Extension Option Notice will not be effective unless Lender (i) simultaneously receives the Extension Fee together with the Extension Costs or (ii) defers the payment of the Extension Fee until the Loan Maturity. Notwithstanding anything else contained herein to the contrary, the Extension Fee shall be reduced to 0.5% of the Loan Amount if the Loan is repaid fully during the period not to exceed thirty (30) days from the initial Maturity Date.

7. Prepayment. Provided that Maker is not in default hereunder, Maker may prepay all or any portion of the unpaid principal balance of this Note at any time without penalty. All prepayment shall be applied first to any costs, fees or charges due hereunder, then to interest due and owing hereunder and then to principal then outstanding, in inverse order of maturity.

8. Late Charge. It is further agreed that the holder hereof may collect a “Late Charge” equal to five percent (5% ) of any past due payment required hereunder, including the final payment, or required under the Deed of Trust or any other instrument, document or agreement executed and/or delivered in connection herewith that is not paid within ten (10) days of the due date thereof. Maker agrees to pay any Late Charges promptly. This Late Charge is to cover the extra expenses involved in handling delinquent payments and is not to be construed to cover other costs and attorneys’ fees incurred in any action to collect this Note or to foreclose the Deed of Trust securing the same. This provision shall not affect or limit the holder’s rights or remedies with respect to any Event of Default.

9. Exit Fee. Borrower shall pay a fee to Lender equal to 1.5% of the principal amount of the Loan (the “Exit Fee”) upon satisfaction of the Loan if the Loan is satisfied after the Maturity Date and the Extension Option has not been exercised.

10. [SECTION PURPOSEFULLY LEFT BLANK]

11. Lien/Set Off. Maker hereby gives Lender, and subsequent holder hereof, a lien and right of set off for all of Maker’s liabilities to Lender, and subsequent holder hereof, upon and against all deposits, credits and other property of Maker now or hereafter in the possession or control of Lender, and subsequent holder hereof, or in transit to it, excepting however, funds held in trust by Maker. All payments shall be made in lawful currency of the United States of America in immediately available funds, without abatement, counterclaim or set-off, and free and clear of, and without any deduction or withholding for, any taxes or other matters.

12. Purpose of Loan. Maker represents and warrants that the proceeds of this Note are to be used solely for business and commercial purposes and not at all for any personal, family, household or other noncommercial or farming or agricultural purposes. Maker acknowledges that Lender is making this loan to Maker in reliance upon the above representation by Maker. The above representation by Maker will survive the closing of this loan and repayment of amounts due hereunder to Lender, or subsequent holder hereof.

13. Other Obligations. To the extent that the outstanding balance of this Note is reduced or paid in full by reason of any payment to Lender, or subsequent holder hereof, by an accommodation maker, guarantor, surety or endorser and all or any part of such payment is rescinded, avoided or recovered from Lender, or subsequent holder hereof, for any reason whatsoever, including, without limitation, any proceedings in connection with the insolvency, bankruptcy or reorganization of the accommodation maker, guarantor, surety or endorser, the amount of such rescinded, avoided or returned payment shall be added to or, in the event this Note has been previously paid in full, shall revive the principal balance of this Note upon which interest may be charged at the applicable rate set forth in this Note and shall be considered part of the outstanding balance of this Note and all terms and provisions herein shall thereafter apply to the same.

14. Waiver. MAKER (AND EACH AND EVERY GUARANTOR, SURETY AND ENDORSER OF THIS NOTE) ACKNOWLEDGES THAT THE LOAN EVIDENCED BY THIS NOTE IS A COMMERCIAL TRANSACTION, AND HEREBY VOLUNTARILY AND KNOWINGLY WAIVES THE RIGHT TO NOTICE AND HEARING UNDER APPLICABLE SOUTH CAROLINA GENERAL STATUTES, OR ANY SUCCESSOR STATUTE OF SIMILAR IMPORT, WITH RESPECT TO ANY PREJUDGMENT REMEDY AS DEFINED THEREIN, AND FURTHER WAIVES DILIGENCE, DEMAND, PRESENTMENT FOR PAYMENT, NOTICE OF NONPAYMENT, PROTEST AND NOTICE OF PROTEST AND NOTICE OF ANY RENEWALS OR EXTENSIONS OF THIS NOTE, AND ALL RIGHTS UNDER ANY STATUTE OF LIMITATIONS, AND AGREES THAT THE TIME FOR PAYMENT OF THIS NOTE MAY BE CHANGED AND EXTENDED AS PROVIDED IN THE Deed of Trust OR ANY SECURITY AGREEMENT, WITHOUT IMPAIRING MAKER’S LIABILITY THEREON, AND FURTHER CONSENTS TO THE RELEASE OF ALL OR ANY PART OF THE SECURITY FOR THE PAYMENT HEREOF, OR THE RELEASE OF ANY PARTY LIABLE FOR THIS OBLIGATION WITHOUT AFFECTING THE LIABILITY OF THE OTHER PARTIES HERETO. ANY DELAY ON THE PART OF THE HOLDER HEREOF IN EXERCISING ANY RIGHT HEREUNDER SHALL NOT OPERATE AS A WAIVER OF ANY SUCH RIGHT, AND ANY WAIVER GRANTED FOR ONE OCCASION SHALL NOT OPERATE AS A WAIVER IN THE EVENT OF ANY SUBSEQUENT DEFAULT. MAKER FURTHER WAIVES TRIAL BY JURY AND ACKNOWLEDGES THAT IT MAKES THIS WAIVER KNOWINGLY, VOLUNTARILY, AND ONLY AFTER CONSIDERATION OF THE RAMIFICATIONS OF THE WAIVER BY ITS ATTORNEY.

15. Binding Effect. This Note shall be binding on Maker, its successors and assigns and shall inure to the benefit of Lender, any subsequent holder hereof, its successors and assigns.

16. Governing Law. This Note shall be governed by, and construed in accordance with, the laws of the State of South Carolina. The Maker acknowledges and agrees that the transaction evidenced by this Note was negotiated and accepted in the State of South Carolina and the performance of the obligations hereunder shall be deemed to be performed in the State of South Carolina.

17. Joint and Several Liability. Should this Note be signed by more than one Maker, references in this Note to Maker in the singular shall include the plural and all obligations herein contained shall be joint and several of each signer hereof. Any person or entity who is a guarantor, surety or endorser of this Note is also obligated to keep all promises made in this Note. Any person or entity who takes over these obligations, including the obligations of a guarantor, surety or endorser of this Note, is also obligated to keep all of the promises made in this Note. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all such counterparts together shall constitute one and the same instrument.

18. Maximum Rate. Notwithstanding anything to the contrary contained herein, under no circumstances shall the aggregate amount paid or agreed to be paid hereunder exceed the highest lawful rate permitted under applicable usury law (the “Maximum Rate”) and the payment obligations of Maker under this Note are hereby limited accordingly. If, under any circumstances, whether by reason of advancement or acceleration of the maturity of the unpaid principal balance hereof or otherwise, the aggregate amounts paid on this Note shall include amounts which by law are deemed interest and which would exceed the Maximum Rate, Maker stipulates that payment and collection of such excess amounts shall have been and will be deemed to have been the result of a mistake on the part of both Maker and Lender, or subsequent holder hereof, and the party receiving such excess payments shall promptly credit such excess (to the extent only of such payments in excess of the Maximum Rate) against the unpaid principal balance hereof and any portion of such excess payments not capable of being so credited shall be refunded to Maker.

19. Rights Cumulative. The rights and remedies of Lender, and subsequent holder hereof, shall be cumulative and not in the alternative, and shall include all rights and remedies granted herein, in any document referred to herein or executed and/or delivered in connection herewith, and under all applicable laws, and the exercise of any one or more of them will not be a waiver of any other.

20. Severability. If any term, clause or provision hereof shall be adjudged to be invalid or unenforceable by a court of appropriate jurisdiction, the validity and enforceability of the remainder this Note shall not affected thereby and each such term, clause, or provision shall be valid and enforceable to the fullest extent permitted by law.

[Signatures Commence on the Next Page]

IN WITNESS WHEREOF, the undersigned have executed this Commercial Non-Revolving Line of Credit Promissory Note as of January 28, 2022.

VH Willows Townhomes, LLC, a Delaware limited liability company by iCap Vault Management, LLC, a Delaware limited liability company, Manager by iCap Enterprises, Inc., a Washington corporation, Manager

By:	/s/ Christopher Christensen	Date: 1/28/22
Christopher Christensen, Chief Executive Officer

State of	Washington

County of	King

On this, the 28th of January 2022, before me, the undersigned, personally appeared, Christopher Christensen, Chief Executive Officer of iCap Enterprises, Inc. Manager of iCap Vault Management, LLC Manager of VH Willows Townhomes, LLC known to me, or satisfactorily proven to be the person whose name subscribed to the within instrument, and acknowledged that they executed the same for the purposes therein contained.

In witness whereof, I hereunto set my hand and official seals.

/s/ Constance Crothers
Notary Public
[SEAL]	Constance Crothers
Print Name
12-31-24
My Commission Expires

SCHEDULE A

PROPERTY DESCRIPTION

Property address commonly known as: 4906A South Willow Street, Seattle, WA 98118, 4910B South Willow Street, Seattle, WA 98118, 4921B South Willow Street, Seattle, WA 98118, 4918C South Willow Street, Seattle, WA 98118, 4922A South Willow Street, Seattle, WA 98118, and 4922B South Willow Street, Seattle, WA 98118